Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of Schneider National, Inc., a Wisconsin corporation (the “Company”), hereby constitutes and appoints Thomas G. Jackson, Stephen L. Bruffett, Shelly A. Dumas-Magnin, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, or any amendments thereto, to be filed with the Securities and Exchange Commission (the “Commission”), and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto such attorney-in-fact full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Date: February 19, 2021

Signature	Title

/s/ Adam P. Godfrey
Adam P. Godfrey	Chairman of the Board of Directors
/s/ Jyoti Chopra
Jyoti Chopra	Director
/s/ Mary P. DePrey
Mary P. DePrey	Director
/s/ James R. Giertz
James R. Giertz	Director
/s/ Robert W. Grubbs
Robert W. Grubbs	Director
/s/ Robert M. Knight, Jr.
Robert M. Knight, Jr.	Director
/s/ Mark B. Rourke
Mark B. Rourke	Director
/s/ Paul J. Schneider
Paul J. Schneider	Director
/s/ Daniel J. Sullivan
Daniel J. Sullivan	Director
/s/ John A. Swainson
John A. Swainson	Director
/s/ James L. Welch
James L. Welch	Director